                                                                    EXHIBIT 10.5

                                                                  Execution Copy
                              CONVERSION AGREEMENT


         This Conversion Agreement, dated as of October 15, 1996, is by and among Friedman's Inc., a Delaware corporation (the "Holder"), Crescent Jewelers, Inc., a Delaware corporation ("CJI") and Crescent Jewelers, a California corporation (the "Company").

         WHEREAS, the Holder has entered into that certain Loan and Security Agreement, dated October 15, 1996, by and between the Holder and the Company (the "Senior Note"), pursuant to which the Holder has made a term loan to the Company in the amount of $20,000,000; and

         WHEREAS, the Holder, CJI and the Company have entered into that certain Standby Purchase Agreement, dated October 15, 1996 (the "Standby Purchase Agreement"), pursuant to which the Holder can be required by the Company to purchase up to $5,000,000 of Senior Subordinated Convertible Notes (the "Senior Subordinated Notes" and together with the Senior Note, the "Notes") for a period of up to eighteen months, pursuant to that certain form of Note Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:


SECTION 1.  CONVERSION OF NOTES.

         Section 1.1      STOCK CONVERSION PRIVILEGES.

                 (a) First Conversion Privilege. Up to one-half of the unpaid principal amount of the Senior Note or any lesser portion thereof and the entire unpaid principal amount of the Senior Subordinated Note or any lesser portion thereof:

                          (A) may be converted, at the election of the Holder,
                 at any time on or after the date hereof to and including the close of business on the maturity date of the respective Notes (or any extension thereof or delinquency period related thereto) but prior to an Initial Public Offering, by written notice to the Company (which notice shall specify the date of such conversion, which shall be not less than 10 days nor more than 30 days after the date of such notice), at a conversion price of $3.68 per share, as such conversion price may be adjusted from time to time in accordance with this Section 1 (such conversion price, as so adjusted and as in effect at any time, being herein called the "Conversion Price"), into the number of fully paid and nonassessable shares of Class A Common Stock determined by dividing the principal amount of the Note so to be converted by the Conversion Price in effect at the time of such conversion;

                          (B) shall be converted, upon an Initial Public
                 Offering, following written notice of the Initial Public Offering by the Company to the Holder (the "IPO
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                 Notice") (which IPO Notice shall be provided not less than 30 days prior to the anticipated effective date of the registration statement filed with the Commission in connection with the Initial Public Offering), at the Conversion Price into the number of fully paid and non-assessable shares of Class A Common Stock determined by dividing the principal amount of the Note so to be converted by the Conversion Price in effect at the time of such conversion; provided that such conversion shall not be required unless the Initial Public Offering Price is equal to or greater than 150% of the Conversion Price; and

                          (C) may be converted, if not automatically converted
                 pursuant to the terms of Section 1.1(a)(B) above, at the election of the Holder, by written notice to the Company at any time on or after an Initial Public Offering to and including the close of business on the maturity date of the respective Notes (or any extension thereof or delinquency period related thereto), (which notice shall specify the date of such conversion, which shall be not less than 10 days nor more than 30 days after the date of such notice), at the Conversion Price into the number of fully paid and nonassessable shares of Class A Common Stock determined by dividing the principal amount of the Note so to be converted by the Conversion Price in effect at the time of such conversion.

                 (b) Second Conversion Privilege. Up to one-half of the unpaid principal amount of the Senior Note or any lesser portion thereof may be converted, at the election of the Holder, at any time on or after an Initial Public Offering (notice of which shall be provided by the Company to the Holder not less than 30 days prior to the anticipated effective date of the registration statement filed with the Commission in connection with the Initial Public Offering) to and including the close of business on the maturity date of the respective Notes (or any extension thereof or delinquency period related thereto), by written notice to the Company (which notice shall specify the date of such conversion, which shall be not less than 10 days nor more than 30 days after the date of such notice) at the Initial Public Offering Price into the number of fully paid and nonassessable shares of Class A Common Stock determined by dividing the principal amount of the Senior Note so to be converted by the Initial Public Offering Price.

         Section 1.2      MANNER OF CONVERSION; PARTIAL CONVERSION, ETC.

                 (a) The Notes may be converted pursuant to the terms Sections 1.1(a)(A) and (C) and Section 1.1(b) in full or in part by the Holder by written notice of conversion to the Company at its principal executive office. Such notice shall designate the applicable subsection of
Section 1.1 pursuant to which conversion is elected. Upon the partial conversion of any Note, the Company at its expense will forthwith issue and deliver to the Holder a new Note in an aggregate principal amount equal to the unpaid and unconverted portion of such surrendered Note, dated the date to which interest on the Note so surrendered shall have been paid or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by the Holder. Each conversion shall be deemed to have been effected on the date specified in the Holder's notice of conversion or on the date of the Initial Public Offering, as applicable; and at such time, the Person or Persons in whose





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name or names any certificate or certificates for shares of  Common Stock (or
Other Securities) shall be issuable upon such conversion shall become the holder or holders of record thereof.

                 (b) Upon the conversion of any Note, payment of all unpaid accrued interest on the principal amount of the Note through and including the date of conversion shall be payable on the date of conversion in immediately available funds.

                 (c) The Company and CJI will, at the time of conversion of any Note in full or in part upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such conversion in accordance with the provisions of the Senior Note or the Senior Subordinated Note; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder all such rights.

         Section 1.3      DELIVERY OF STOCK CERTIFICATES; FRACTIONAL SHARES.
As promptly as practicable after the conversion of any Note in full or in part, and in any event within five Business Days thereafter, CJI at its expense (including the payment by it of any applicable issue taxes) will cause to be issued and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of full shares of Common Stock (or Other Securities) issuable upon such conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Conversion Price or the Initial Public Offering Price, as applicable, of one full share on the Business Day next preceding the date of such conversion.

         Section 1.4      ADJUSTMENTS TO CONVERSION PRICE.

                 Section 1.4.1 ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case CJI shall at any time or from time to time after the date of this Agreement issue or sell, or be deemed under any provision of this Agreement to have issued or sold, any additional shares of its Common Stock, whether or not subsequently reacquired or retired by CJI, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale, then and in each such case the Conversion Price in effect immediately prior to such issue or sale shall be reduced, effective concurrently with such issue or sale, to a price (calculated to the nearest .01 of a cent) determined by multiplying the Conversion Price by a fraction of which

                 (a) the numerator shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale, including, without duplication, those deemed to have been issued under any provision of this Agreement plus (ii) the number of shares of Common Stock which the aggregate consideration received by CJI for such additional shares would purchase at the Conversion Price in effect immediately prior to such issue or sale; and

                 (b) the denominator shall be the number of shares of Common Stock of CJI outstanding immediately after such issue or sale, including, without duplication, those deemed to have been issued under any provision of this Agreement.





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No adjustment of the Conversion Price, however, shall be made in an amount less than one tenth of one percent (.1%) of the Conversion Price then in effect, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustments so carried forward shall amount to one tenth of one percent (.1%) of the Conversion Price then in effect or more.

                 Section 1.4.2 FURTHER ADJUSTMENT PRINCIPLES. For purposes of the adjustment provided for in Section 1.4.1 hereof, the following shall also be applicable:

                 (a) Issuance of Rights or Options. In case at any time CJI shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by CJI as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to CJI upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price, determined as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in Section 1.4.2(c) hereof, no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                 (b) Issuance of Convertible Securities. In case at any time CJI shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by CJI as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to CJI upon





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         the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price, determined as of the date of such issue or sale of such Convertible Securities, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided, however, that

                          (A) except as otherwise provided in Section 1.4.2(c) hereof, no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities; and

                          (B) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 1.4.2, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                 (c) Change in Option Price or Conversion Rate; Expiration, etc. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in
         Section 1.4.2(a) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 1.4.2(a) or Section 1.4.2(b) hereof, or the rate at which any Convertible Securities referred to in Section 1.4.2(a) or Section 1.4.2(b) hereof are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in Section 1.4.2(a) hereof or the termination of any such right to convert or exchange any such Convertible Securities referred to in Section 1.4.2(a) or Section 1.4.2(b) hereof, or on the exercise, conversion or exchange of any such right, option or Convertible Securities if, and only if, the shares of Common Stock issued or sold are issued or sold for a consideration per share not less than the Conversion Price at the time of such issue or sale, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration, termination, exercise, conversion or exchange had such right, option or Convertible Security, to the extent outstanding immediately prior to such expiration, termination, exercise, conversion or exchange, never been granted, issued or sold, and the Common Stock issuable thereunder shall, in the case of any such expiration or termination, no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in Section 1.4.2(a) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security referred to in Section 1.4.2(a) or Section 1.4.2(b) hereof, or the rate at which any Convertible Securities referred to in Section 1.4.2(a) or





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         Section 1.4.2(b) hereof are convertible into or exchangeable for Common
         Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect is hereunder thereby reduced.

                 (d) Stock Dividends. In case at any time CJI shall declare a dividend or make any other distribution upon any class or series of its stock payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                 (e) Consideration for Stock. In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by CJI therefor in the form of such cash, without deduction therefrom of any expenses paid or incurred or any underwriting commissions, concessions or discounts paid or allowed by CJI in connection therewith. In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by CJI shall be deemed to be the fair value of such consideration at the time of such issue or sale as determined reasonably and in good faith by the Board of Directors of CJI, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by CJI in connection therewith. In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which CJI is the surviving corporation (other than a transaction to which Section 1.7 hereof shall be applicable), the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of CJI, of such portion of the assets and business of the non-surviving entity as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of CJI, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of CJI.





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                 (f)      Record Date.  In case CJI shall take a record of the
         holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or Convertible Securities, or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the granting of such right of subscription or purchase, as the case may be.

                 (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of CJI or any of its Subsidiaries, and the disposition of any such shares shall be considered a sale of Common Stock of the purposes of this Section 1.4.

                 (h) Excluded Shares. The following issuances shall be excluded from the adjustment set forth in this Section 1.4 and shall not be deemed to be issued pursuant thereto: (i) shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock, or the Company's currently outstanding 9% Convertible Subordinated Notes due 2000 and up to $8 million aggregate principal amount of the Company's 10% Convertible Subordinated Notes due 2006; (ii) shares of Class A Common Stock issued pursuant to this Agreement; (iii) shares of Class A Common Stock issued pursuant to those certain Refinancing Agreements dated as of October 15, 1996, between the Company, CJI and certain of the Company's trade creditors; (iv) shares of Class B Common Stock issued in exchange for CJI's Common Stock in connection with the amendment and restatement of its Certificate of Incorporation as filed on October 15, 1996, with the Secretary of State of the State of Delaware; (v) shares of Class A Common Stock issued pursuant to that certain Interest Repayment Agreement dated October 15, 1996 by and among CJI, the Company and certain holders of the Company's indebtedness; (vi) shares of Class A Common Stock issued pursuant to the Second Amendment to the Note Purchase Agreement relating to the Company's 9% Convertible Subordinated Notes due 2000, the Second Supplement to the Indenture relating to the Company's 13 1/2% Senior Subordinated Note due 1999 and the Second Supplement to the Indenture relating to the Company's 14 1/2% Senior Subordinated Note due 1999;
         (vii) up to 800,000 shares of Class B Common Stock to be issued upon exercise of stock options; and (viii) shares of Class A Common Stock issued pursuant to those certain warrants, dated as of the date hereof, to purchase 407,000 (subject to adjustment as set forth therein) shares of Class A Common Stock issued to Teachers Insurance and Annuity Association and certain other holders of the Company's indebtedness.

         Section 1.5 EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case CJI at any time or from time to time shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than (i) a dividend payable in shares of Common





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Stock or Convertible Securities or (ii) a dividend payable in cash or other property out of the consolidated earnings or consolidated earned surplus (determined in accordance with GAAP, including the making of appropriate deductions for minority interests, if any, in Subsidiaries), then, and in each such case, subject to the last paragraph of Section 1.4.1 hereof, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest tenth of a cent) determined by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the aggregate amount of such dividend or distribution (as determined in good faith by the Board of Directors of CJI) applicable to one share of Common Stock, and (y) the denominator of which shall be such Market Price.

         Section 1.6 SUBDIVISION OR COMBINATION OF STOCK. In case CJI shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         Section 1.7 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case CJI (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into CJI and CJI shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock (or Other Securities) shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock (or Other Securities) (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Conversion Price is provided in Section 1.4 hereof), then, and in each such case, proper provisions shall be made so that, upon the basis and the terms and in the manner provided in this Agreement, the Holder, upon the conversion of any Note at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Conversion Price in effect at the time of such consummation for all Common Stock (or Other Securities) issuable upon such conversion immediately prior to such consummation), in lieu of the Common Stock (or Other Securities) issuable upon such conversion prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon such consummation if the Holder had converted the Note immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Sections 1.4 through 1.6 hereof. Nothing contained in this Section 1.7 or otherwise herein shall be deemed to authorize CJI or the Company to enter into any transaction not otherwise permitted by this Agreement.





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         Section 1.8      NOTICE OF ADJUSTMENT.  Upon the occurrence of any
event requiring an adjustment of the Conversion Price, then and in each such case the Company shall promptly cause CJI to obtain the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Company or CJI who are satisfactory to the Holder, which opinion shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock (or Other Securities) issuable upon conversion of the Notes, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail, or will cause CJI to promptly mail, a copy of such accountant's opinion to the Holder.

         Section 1.9      OTHER NOTICES.  In case at any time:

                 (a) CJI shall declare or pay to the holders of Common Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of one hundred and fifteen percent (115%) of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

                 (b) CJI shall declare or pay any dividend upon the Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Common Stock;

                 (c) CJI shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights;

                 (d) there shall be any capital reorganization, or reclassification of the capital stock of CJI, or consolidation or merger of CJI with, or sale of all or substantially all of its assets to, another corporation or other entity; or

                 (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of CJI;

then, in any one or more of such cases, the Company shall give, or cause CJI to give, to the Holder (i) at least 15 days' prior written notice in the case of any event referred to in clause (a) or (b) above, and at least 30 days' prior written notice in any other case referred to above, of the date on which the books of CJI shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 30 days' prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company or CJI) when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereon, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification,





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consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of such security holders, if either is required.

         Section 1.10 CERTAIN EVENTS. If any event occurs as to which, in the good faith judgment of the Company, the other provisions of this Section 1 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Holder in accordance with the essential intent and principles of such provisions, then the Company shall appoint its (or cause CJI to appoint its) regular independent auditors or another firm of independent public accountants of recognized national standing who are satisfactory to the Holder which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the Holder. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein; provided, however, that no such adjustment shall have the effect of increasing the Conversion Price as otherwise determined pursuant to this Section 1 except as contemplated in Section 1.4.2(c) or Section 1.6 hereof and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section 1.4.2(c) or Section 1.6, as the case may be. The Company may make such reductions in the Conversion Price as it deems advisable, including any reductions necessary to ensure that any event treated for federal income tax purposes as a distribution of stock or stock rights not be taxable to recipients.

         Section 1.11 PROHIBITION OF CERTAIN ACTIONS. Each of the Company and CJI will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or CJI, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may reasonably be requested by the Holder in order to protect the conversion privileges of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Agreement. Without limiting the generality of the foregoing, CJI will (a) not increase the par value of any shares of Common Stock (or Other Securities) receivable upon the conversion of the Notes above the Conversion Price then in effect, (b) take all such action as may be necessary or appropriate in order that CJI may validly and legally issue fully paid and nonassessable shares of Common Stock (or Other Securities) upon the conversion in full of all Notes from time to time outstanding, (c) not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the conversion of all of the Notes would exceed the total number of shares of Common Stock (or Other Securities) then authorized by CJI's charter and available for the purpose of issue upon such conversion, and (d) not issue any capital stock of any class which has the right to more than one vote per share or which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or stated value in respect of participation in dividends and in any such distribution of assets.

         Section 1.12 COVENANTS OF CJI. CJI hereby covenants and agrees to, at all times, reserve and keep available out of the authorized Common Stock (or Other Securities), solely for the purpose of issue upon the conversion of Notes as herein provided, such number of shares of Common Stock (or Other Securities) as shall then be issuable upon the conversion of all outstanding Notes, and will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations and the obligations of the Company hereunder. CJI hereby covenants and agrees that all shares of Common Stock (or Other Securities) which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of CJI or the Company or any other Person, and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, CJI will from time to time, take all action as may be required to assure that the par value, if any, per share of the Common Stock (or Other Securities) is at all times equal to or less than the then effective Conversion Price. CJI hereby covenants and agrees to take all such action as may be necessary to assure that such shares of Common Stock (or Other Securities) may be so issued without violation of any applicable law or regulation, or of any requirements of the National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Common Stock (or Other Securities) may be listed.

         Section 1.13 ISSUE TAX. The issuance of certificates for shares of Common Stock (or Other Securities) upon conversion of Notes shall be made without charge to the Holder for any issuance tax in respect thereto; provided, however, that neither the Company nor CJI shall be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

         Section 1.14 CLOSING OF BOOKS. CJI will never close its transfer books against the transfer of any Note or of any shares of Common Stock (or Other Securities) issued or issuable upon the conversion of any Note in any manner that interferes with the timely conversion of such Note.

         Section 1.15 NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. No Note shall entitle the Holder to any of the rights of a stockholder of the Company or CJI, except as expressly contemplated by this Section 1. No provision of this Agreement or of any Note, in the absence of the actual conversion of such Note or any part thereof by the Holder into Common Stock (or Other Securities) issuable upon such conversion, shall give rise to any liability on the part of the Holder as a stockholder of the Company or CJI, whether such liability shall be asserted by the Company or CJI, or by creditors of the Company or CJI.


SECTION 2.  SECURITIES LAWS.


         Section 2.1 COVENANTS OF HOLDER. The Holder hereby covenants and agrees that (i) the Class A Common Stock obtainable upon conversion of the Notes pursuant to Section 1.4 hereof have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act; (ii) that the Class A Common Stock received by the Holder upon such conversion must be held by the Holder, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) that each certificate representing the Class A Common Stock obtained upon conversion may be endorsed with the following, or a similar, legends, where applicable:

                 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

                 THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."


and (iv) transfer agent may be instructed not to register the transfer of any of the shares of Class A Common Stock obtained upon conversion unless the conditions specified in the foregoing legend are satisfied.

         The Holder further covenants and agrees that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the company whose shares are to be sold, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction", or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)). The Holder covenants that, in the absence of an effective registration statement covering the stock in question, the Holder will sell, transfer, or otherwise dispose of the Class A Common Stock obtained upon conversion of the Notes only in a manner consistent with its representations and covenants set forth in this Section 2. In connection therewith, the Holder acknowledges that a notation will be made on the books of CJI regarding the restrictions on transfers set forth in this Section 2 and will transfer such securities only to the extent not inconsistent therewith.

SECTION 3.  INTERPRETATION OF AGREEMENT.

         Section 3.1 DEFINITIONS. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):

                 The term "Board Of Directors" when used herein without reference to any particular Person shall mean the Board of Directors of the Company.

                 The term "Business Day" shall mean any day on which the commercial banks are not authorized or required to close in New York City and Atlanta, Georgia.

                 The term "CJI" shall mean Crescent Jewelers, Inc., a Delaware corporation, the parent company of Crescent Jewelers.

                 The term "Class A Common Stock" shall mean the Class A common stock, $.01 par value per share, of CJI.

                 The term "Class B Common Stock" shall mean the Class B common stock, $.01 par value per share, of CJI.

                 The term " Conversion Price" shall have the meaning set forth in Section 1.1 hereof.

                 The term "Commission" shall mean the Securities and Exchange Commission.

                 The term "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

                 The term "Company" shall mean Crescent Jewelers, a California corporation.

                 The term "Convertible Securities" shall have the meaning set forth in Section 1.4.2(a) hereof.

                 The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 The term "GAAP" shall mean generally accepted accounting principles as enunciated from time by the Financial Accounting Standards Board.

                 The terms "hereof," "herein," "hereunder" and other words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section or other subdivision.

                 The term "Holder" shall mean Friedman's Inc., a Delaware corporation.

                 The term "holder," with respect to any Note, shall mean the Person in whose name such Note shall be registered.

                 The term "Initial Public Offering" shall mean the initial offering by CJI of shares of Common Stock to the public pursuant to a registration statement filed with the Commission.

                 The term "Initial Public Offering Price" shall mean, with respect to a share of Class A Common Stock, the price per share at which the Class A Common Stock was offered to the public in the Initial Public Offering, less the underwriter's discount per share.

                 The term "Market Price" when referring to the Class A Common Stock at any time shall mean (i) the closing sales price (or last sale price, if applicable) for a share of Class A Common Stock (or Other Securities) as officially reported on the principal national securities exchange or domestic over-the-counter market on which the Class A Common Stock (or Other Securities) is at the time listed or quoted at the date of determination of such Market Price, or (ii) if such Class A Common Stock (or Other Securities) is not at such time listed on a national securities exchange or quoted in the domestic over-the-counter market, the fair market value as determined by the Board of Directors of CJI in good faith after review of all relevant factors.

                 The term "Notes" shall mean the Senior Notes and the Senior Subordinated Notes.

                 The term "Other Securities" shall mean, with reference to the conversion privileges of the holders of the Notes, any stock and any other securities of the Company, CJI or any other person (corporate or otherwise) which the holders of the Notes at any time shall be entitled to receive, or shall have received, upon the conversion or partial conversion of the Notes, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock (or Other Securities) pursuant to Section 1.4 hereof or otherwise

                 The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof).

                 The terms "register", "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                 The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                 The term "Senior Note" shall mean the Loan and Security Agreement dated as of October 15, 1996 between the Company and Friedman's Inc., as amended, supplemented or otherwise modified from time to time.

                 The term "Senior Subordinated Note" shall mean any Note issued pursuant to the Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time, as required by the Standby Purchase Agreement dated October 15, 1996 between the Company and Friedman's Inc.

                 The term "Subsidiary," with respect to any Person, shall mean any corporation or partnership (including any joint venture) at least 50% of the outstanding shares of voting stock or similar interest of which are owned, directly or indirectly, by such Person.

                 The term "this Agreement" shall mean this Conversion Agreement (including any Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

         Section 3.2 DIRECTLY OR INDIRECTLY. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 3.3 ACCOUNTING TERMS. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

         Section 3.4 GOVERNING LAW. This Agreement and the Notes shall be governed by and construed in accordance with the law of the State of Georgia.

         Section 3.5 HEADINGS. The headings of the Sections and other subdivisions of this Agreement have been inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         Section 3.6 INDEPENDENCE OF COVENANTS. Each covenant made by the Company or CJI herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.


SECTION 4.  MISCELLANEOUS.

         Section 4.1      NOTICES.

                 (a) All communications under this Agreement shall be in writing and shall be delivered or mailed to the address set forth below, or at such other address as furnished in writing.

                 If to the Holder:

                                  Friedman's Inc.
                                  4 West State Street
                                  Savannah, Georgia 31401
                                  Attn:  Robert S. Morris

                 If to the Company:

                                  Crescent Jewelers
                                  315 11th Street
                                  Oakland, California 94607

                 If to CJI:

                                  Crescent Jewelers, Inc.
                                  315 11th Street
                                  Oakland, California 94607

                 (b) Any written communication so addressed and mailed by certified mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

         Section 4.2 SURVIVAL. All representations, warranties and covenants made by the Company or CJI herein or by the Company, CJI or any Subsidiary in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by the Holder and shall survive the delivery to the Holder of the Common Stock (or Other Securities) regardless of any investigation made by the Holder or on its behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company or CJI hereunder.

         Section 4.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder.

         Section 4.4 AMENDMENT AND WAIVER. This Agreement may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company, CJI and the Holder. Any amendment or waiver effected in accordance with this Section 4.4 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note, the Company and CJI.

         Section 4.5 COUNTERPARTS. This Agreement may be executed and delivered to you simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused their names to be signed hereto by the respective officers thereunto duly authorized as of the day and year first above written.


                                     CRESCENT JEWELERS (THE "COMPANY")


                                     By:   /s/ Joseph M. Donaghy
                                        ----------------------------------------
                                           Joseph M. Donaghy
                                           Chief Financial Officer


                                     CRESCENT JEWELERS, INC. ("CJI")


                                     By:   /s/ Joseph M. Donaghy
                                        ----------------------------------------
                                           Joseph M. Donaghy
                                           Chief Financial Officer

                                     FRIEDMAN'S INC. (THE "HOLDER")


                                     By:   /s/ Robert S. Morris
                                        ----------------------------------------
                                           Robert S. Morris
                                           President and Chief Operating Officer